Exhibit 99.1

REATA PHARMACEUTICALS, INC. ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

IRVING, Texas—May 25, 2016—Reata Pharmaceuticals, Inc. (“Reata”), a clinical-stage biopharmaceutical company, today announced the pricing of its initial public offering of 5,500,000 shares of its Class A common stock at $11.00 per share, before underwriting discounts and commissions. Reata has granted the underwriters a 30-day option to purchase up to 825,000 additional shares of its Class A common stock at the initial public offering price. The shares of Class A common stock are expected to begin trading on The NASDAQ Global Market on May 26, 2016, under the ticker symbol “RETA.”

Reata anticipates the proceeds from the offering (after deducting underwriting discounts and commissions and estimated offering expenses) will be approximately $52.5 million, excluding any exercise of the underwriters’ option to purchase additional shares. Reata intends to use the net proceeds from the offering to advance the development of its lead product candidate, bardoxolone methyl, through a Phase 3 trial and additional Phase 2 programs, to advance the development of its product candidate omaveloxolone through Phase 2 clinical trials, and to provide funds for working capital and other general purposes, including preclinical studies and clinical trials.

Citigroup, Cowen and Company and Piper Jaffray & Co. are acting as joint book-running managers for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on May 25, 2016. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a written prospectus. A copy of the final prospectus relating to these securities may be obtained for free from:

Citigroup Global Markets Inc.,

c/o Broadridge Financial Solutions,

1155 Long Island Avenue, Edgewood, New York 11717,

telephone: 1-800-831-9146;

Cowen and Company, LLC,

c/o Broadridge Financial Services,

1155 Long Island Avenue, Edgewood, NY, 11717,

Attn: Prospectus Department,

telephone: 1-631-274-2806, or fax 1-631-254-7140; or

Piper Jaffray & Co.,

Attn: Prospectus Department,

800 Nicollet Mall, J12S03, Minneapolis, MN 55402,

Email: prospectus@pjc.com, or telephone at (800) 747-3924

About Reata Pharmaceuticals, Inc.

Reata Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on identifying, developing, and commercializing product candidates that modulate the activity of key regulatory proteins involved in the biology of mitochondrial function, oxidative stress, and inflammation to address the unmet medical needs of patients with a variety of serious or life-threatening diseases. Reata focuses on drugs with novel mechanisms of action that modulate important regulatory proteins, called transcription factors, that coordinate the cellular response to stressors by activating or suppressing the activity of many target proteins.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements,” including, without limitation, statements regarding the anticipated timing of completion of the offering, and the anticipated use of proceeds of the offering. You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Reata’s filings with the SEC, including its registration statement on Form S-1, as amended from time to time, under the caption “Risk Factors.”

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

info@reatapharma.com

http://news.reatapharma.com

Investor Relations:

The Trout Group

Lee M. Stern, CFA

(646) 378-2922

IR@reatapharma.com